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                                                                   EXHIBIT 10(g)

STATE OF ALABAMA           )

JEFFERSON COUNTY           )

                             SOUTHTRUST CORPORATION
                             WALLACE D. MALONE, JR.
              NONQUALIFIED DEFERRED COMPENSATION PLAN AND AGREEMENT

         SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama ("SouthTrust") hereby adopts and publishes as of the 1st day of February, 1998, the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan and Agreement (the "Plan"), as follows:

                              W I T N E S S E T H:

         WHEREAS, Wallace D. Malone, Jr. ("Malone") currently serves as chairman of the Board and Chief Executive Officer of SouthTrust; and

         WHEREAS, Malone is currently eligible to retire with full retirement benefits pursuant to that certain Employment Agreement by and between Malone and SouthTrust and in accordance with SouthTrust's other policies and compensation plans; and

         WHEREAS, SouthTrust desires to retain Malone as its Chief Executive Officer for an additional five year period; and

         WHEREAS, Malone and SouthTrust have agreed that, in addition to other forms of compensation otherwise agreed to between them, as additional compensation, consideration and inducement, SouthTrust shall provide as deferred compensation for Malone 200,000 shares of SouthTrust Common Capital Stock (the "Stock") to be transferred to Malone for his services to be performed on behalf of SouthTrust during the five year period of time, and pursuant to the terms and provisions set forth in this Plan, the rules and regulations of the Internal Revenue Code of 1986, as amended, and the rules and regulations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

         WHEREAS, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes;

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, SouthTrust hereby establishes and adopts the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan and Agreement, as an unfunded arrangement to provide the Benefit (as defined below) to Malone pursuant to this Plan.


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                                    ARTICLE 1

                                     PURPOSE

         The Plan is intended to be an unfunded arrangement for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA to provide a method to encourage Malone, who is a highly compensated and key employee, to remain employed for an additional five (5) years and to provide financial security for Malone upon his retirement or Disability (as defined below) and for his beneficiaries in the event of death by deferring payment to Malone of his Benefit as provided herein and to enhance and promote the growth and success of SouthTrust by providing an incentive to Malone to continue to contribute to SouthTrust's growth and success and thereby benefit SouthTrust's shareholders.

                                    ARTICLE 2

                                   DEFINITIONS

         2.1      "Administrator" means the Human Resource Committee of the
Board.

         2.2 "Beneficiary" means the individual, individuals or entity designated in writing by Malone on the Beneficiary Designation Form attached hereto as Exhibit "A" and who is entitled to be paid the balance of the Benefit.

         2.3 "Benefit" means 200,000 shares of Stock as of the Effective Date and any and all earnings and dividends declared on such Stock, such earnings and dividends to be reinvested in Stock as of the date of such payment. In addition, if the Stock is changed after the Effective Date by reason of a stock split, reverse stock split, stock dividend or recapitalization, appropriate adjustments shall be made in the number and class of Stock subject to the Plan; provided, however, that SouthTrust shall not be required to issue fractional shares as a result of such adjustment.

         2.4      "Board" means the Board of Directors of SouthTrust.

         2.5 "Change in Control" means any one or more of the following: 1) when any person, or group of persons, directly or indirectly, becomes the beneficial owner, or obtains the right to acquire securities of SouthTrust representing fifty percent (50%) or more of the combined voting power of SouthTrust's outstanding voting stock; 2) when there is a change in the majority of the members of the Board within any twenty-four month period; 3) when there is consummated any merger or consolidation which would result in a Change in Control of SouthTrust; 4) upon the adoption of any plan or proposal for the liquidation or dissolution of SouthTrust; or 5) upon the sale of substantially all of the assets of SouthTrust to any person, or group of persons.

         2.6      "Code" means the Internal Revenue Code of 1986, as amended.

         2.7 "Director" means a member of the Board of Directors of SouthTrust.

         2.8 "Disability" and "Disabled" mean a total and permanent injury or illness that prevents Malone from performing substantially all of the material duties of his position for a continuous period of twelve (12) months.

         2.9 "Earned" means the portion of Malone's Benefit that is nonforfeitable.


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         2.10     "Effective Date" of the Plan means the 1st day of February,
1998.

         2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.12     "Malone" means Wallace D. Malone, Jr.

         2.13 "Plan" means the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan and Agreement established by this document and any related documents executed by Malone.

         2.14 "Plan Year" means the period of twelve (12) consecutive months beginning on the Effective Date and ending on the last day of January, both dates inclusive.

         2.15 "Potential Change in Control" means SouthTrust entering into an agreement, the consummation of which would result in a Change in Control.

         2.16 "SouthTrust" means SouthTrust Corporation, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama, and any corporate successor thereto, whether by merger, consolidation, liquidation, or otherwise.

         2.17 "Stock" means shares of SouthTrust Corporation common capital stock.

         2.18 "Trust" means the trust created simultaneously herewith to contribute assets to be held therein, subject to the claims of SouthTrust's creditors until paid to Malone or his Beneficiaries.

                                    ARTICLE 3

                                   ELIGIBILITY

         Malone, as an individual employee of SouthTrust, who is a highly compensated employee as defined in Section 414(q) of the Code, shall be the only individual eligible to participate in the Plan.

                                    ARTICLE 4

                   ESTABLISHMENT AND OWNERSHIP OF THE BENEFIT

         4.1 Establishment of Accounts. SouthTrust shall establish a special bookkeeping account for Malone which shall be credited as of the Effective Date with an amount equal to the Benefit as provided under Section 4.2.

         4.2 Funding. Malone's account shall be credited with the Benefit as of the Effective Date and any earnings and dividends that relate to the Stock credited to Malone's account as the Benefit, as well as any adjustment of the Benefit by reason of a stock split, reverse stock split, stock dividend or recapitalization which shall be credited as of the Effective Date to Malone's account. SouthTrust shall transfer to the trustee of the Trust a sufficient number of shares of Stock or sufficient cash to purchase


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Stock equal to the Benefit as of the Effective Date and at any time thereafter to fund the Benefit. In the event cash is transferred, the Trustee shall be directed to promptly purchase and hold Stock.

         4.3 Ownership Of Benefit. Until paid to Malone or his Beneficiary, all assets allocated to Malone's account, including all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights, shall remain solely the property and rights of SouthTrust, subject only to the claims of any general creditors of SouthTrust.

         4.4 Forfeiture of Benefits. Benefits shall be forfeited upon a termination of employment for any reason whatsoever, either voluntary or involuntary, prior to January 31, 2003, except for a termination of employment as a result of a Disability or upon the death of Malone or upon a Change in Control.

         4.5 Reports. As of the close of each Plan Year, SouthTrust shall issue to Malone a report reflecting the current number of shares of Stock credited to his account.

                                    ARTICLE 5

                               PAYMENT OF BENEFITS

         5.1 Payment of Benefit. If Malone terminates his employment with SouthTrust at the end of business on January 31, 2003, which is the date that the Benefit is Earned, then Malone shall receive payment in one lump sum in Stock as soon as administratively possible in the year following the year of such termination. If Malone remains employed by SouthTrust in any capacity after January 31, 2003, then Malone shall receive payment in one lump sum in Stock no later than March 15 of the year following the year of termination.

         5.2 Death, Disability or Change in Control Benefit. If Malone becomes Disabled, dies or there is a Change in Control, Malone shall have Earned the Benefit, and the Benefit shall be paid, in the case of his Disability or Change in Control, either to Malone or to his designated Beneficiary, as provided in his Beneficiary Designation Form attached hereto as Exhibit "A," and, in the case of his death, either to the estate of Malone or to his designated Beneficiary, as provided in his Beneficiary Designation Form attached hereto as Exhibit "A." Payment under Section 5.2 shall be made in one lump sum in Stock. With regard to the Benefit payable either upon the death or Disability only of Malone, the Benefit shall be payable to Malone or his Beneficiary in the year following the year of termination. In the case of a Change in Control, payment of the Benefit shall commence not later than the first day of the calendar month next following the date after there is a Change in Control.

         5.3      Termination of Plan. This Plan may not be terminated.

         5.4 Beneficiary Designations. Malone may designate one or more individuals or entities as his Beneficiary or change any prior designation, such designation or change in designation to be (i) in writing, (ii) in such form as SouthTrust shall prescribe, and (iii) retained by the Board. In the absence of a valid Beneficiary designation by Malone, payment of death benefits will be paid to the estate of Malone. Malone may change his designated Beneficiary, at any time, and without the consent of the former designated Beneficiary. A Beneficiary Designation Form is attached hereto as Exhibit "A."


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                                    ARTICLE 6

                                 ADMINISTRATION

         6.1 Administrator. This Plan shall be administered by the Administrator.

         6.2 Administrator's Powers and Duties. The Administrator shall have the powers and duties to:

                  (a)      construe and interpret the provisions of the Plan;

                  (b) adopt, amend, or revoke rules and regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                  (c) provide appropriate parties with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Malone and his Beneficiaries when required by law;

                  (d) take such other action as may reasonably be required to administer the Plan in accordance with its terms or as may be provided for or required by law;

                  (e) withhold applicable taxes and file with the Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

                  (f) appoint and retain such persons, including a trustee of the Trust, as may be necessary to carry out the functions of the Administrator.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 Amendment of Plan. This Plan may be modified or amended, in whole or in part, only in writing signed by the parties hereto. No amendment or modification to the Plan shall reduce or impair Malone's or his Beneficiary's Benefit which is attributable to services performed prior to the amendment.

         7.2 Unsecured Promise. SouthTrust and Malone acknowledge that this Plan shall create only an unsecured promise by SouthTrust to Malone to pay the Benefit provided herein. Until the occurrence of a distribution event, at which point Malone shall be entitled to receive amounts provided hereunder, all such amounts shall remain solely the property of SouthTrust, subject only to the claims of SouthTrust's general creditors.

         7.3 Assignment of Rights to Benefits. Malone's rights to the Benefit under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by Malone, by creditors of Malone or Malone's Beneficiary.


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         7.4      Unfunded Plan. It is the intention of SouthTrust and Malone that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

         7.5 Right to Employment. This Plan shall not be construed as giving Malone any right to continued employment with SouthTrust.

         7.6 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of SouthTrust, its successors and assigns, Malone, his Beneficiary and their heirs and legal representatives.

         7.7 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to SouthTrust, the notice or communication shall be sent to the Board of SouthTrust at the principal executive offices of SouthTrust. If directed to Malone, it shall be sent to Malone at the last known address as it appears on SouthTrust's records or, if Malone is employed by SouthTrust, at the work site, at SouthTrust's option. If directed to a Beneficiary, it shall be sent to such Beneficiary at the last known address as it appears on SouthTrust's records.

         7.8 Entire Plan. This Plan, as completed and executed by SouthTrust and Malone, and the Beneficiary Designation shall constitute the entire Plan between SouthTrust and Malone.

         7.9 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Alabama.

         7.10 Expenses. The costs of administering the Plan will be paid by SouthTrust.

         7.11 Captions. The captions or headings in this Plan are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, SouthTrust Corporation by and through its duly authorized officers and Malone have caused this instrument to be executed under seal on the day of July, 1999.

                                         SOUTHTRUST CORPORATION


                                         By: /s/ Charles Whitfield, Jr.
                                            ---------------------------
                                         Its Senior Vice President

ATTEST:


  /s/ Alton E. Yother
------------------------
Its Secretary

[CORPORATE SEAL]


  /s/ Angie Laughlin                        /s/ Wallace D. Malone, Jr.
------------------------                 -------------------------------
Witness                                  Wallace D. Malone, Jr.
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                                    EXHIBIT A

                          BENEFICIARY DESIGNATION FORM

BENEFICIARY DESIGNATION

         I hereby designate Wallace D. Malone, III, Catherine M. Wilson, and Alyson D. Malone as my Beneficiaries under the Plan to receive all amounts held for me under the Plan which have not been paid to me at the date of my death. Each of the above-named Beneficiaries should receive an equal share of the proceeds. In the event any of the above-named Beneficiaries does not survive me, then such deceased Beneficiary's share shall be apportioned among his or her lineal descendants, per stirpes, and such lineal descendants(s) shall be designated in place of such deceased individual as my Beneficiary(ies) under the Plan. If any of the six (6) Beneficiaries first named above shall not be living at the time of my death, and shall have left no descendants of him or her living at the time of my death, then such Beneficiary's share of the Plan proceeds shall be divided among the remaining Beneficiaries named above, per stirpes. If any individual to whom Plan proceeds shall be paid under this Beneficiary Designation shall not have attained the age of twenty-one (21) years at the time of distribution of the Plan proceeds to him or her, then his share of the proceeds shall be distributed to my Executor, as custodian for such Beneficiary under the Alabama Uniform Transfers to Minors Act. The receipt of my Executor as such custodian shall constitute complete and final acquittance of the Plan Administrator hereunder.

Date:       1/25/2000
     -------------------------


                                           /s/ Wallace D. Malone, Jr.
------------------------------           ------------------------------
Witness                                  Wallace D. Malone, Jr.

ACCEPTED:                                SOUTHTRUST CORPORATION

Date: January 25, 2000                   By: /s/ Charles Whitfield, Jr.
      ------------------------              ---------------------------
                                            Its Sr. Vice President
/s/ Carol Williams
------------------------------
Witness